Exhibit 10.2(b)

Schedule of Purchasers

Name of Purchaser	Number of Series M Preferred Shares Purchased	Purchase Price
James Kaboski	5	$20.00/share
Stephen Auburn	5	$20.00/share
Fred Wampnar	5	$20.00/share
Joseph Kwederis	5	$20.00/share
James Kingsley	5	$20.00/share
Kenneth Swanson	5	$20.00/share
Robert Corey	15	$20.00/share
Greg Gard	60	$20.00/share
Robert Maltarich	115	$20.00/share